Exhibit 16.1

November 3, 2014

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:                      TapImmune Inc.
File No.:                      000-27239

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on November 3, 2014 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor auditors.

/s/ Dale Matheson Carr-Hilton LaBonte LLP